Exhibit 99.1

Masimo Closes Acquisition of Sound United
Leading Developer of Premium Consumer Sound and Home Integration Technologies Becomes Masimo Subsidiary
Irvine, California, April 12, 2022 - Masimo (Nasdaq: MASI) today announced that it has successfully completed the previously announced acquisition of Sound United, a leading consumer technology company and owner of multiple premium audio and home entertainment brands. Sound United will operate as a division of Masimo, under its existing leadership, from its headquarters in Carlsbad, California. Sound United operates iconic consumer brands including Bowers & Wilkins®, Denon®, Polk Audio®, Marantz®, Definitive Technology®, Classé®, and Boston Acoustics®. Sold worldwide, these brands are linked by a commitment to the highest production standards and a focus on unparalleled quality and performance.
Joe Kiani, Founder and CEO of Masimo, said, “We are thrilled to add Sound United’s premium technology, established consumer channels, and well-known brands to Masimo’s broad portfolio of hospital and home medical technology solutions. We believe Masimo’s expertise in advanced signal processing, biosensing, and photonics technologies combined with Sound United’s audio and home automation technologies will bring about natural and yet non-intuitive solutions to people around the globe in home and in hospitals. Masimo will leverage Sound United’s expertise across consumer channels to accelerate distribution of the combined company’s expanding portfolio of consumer-facing healthcare products. We welcome the incredibly talented and dedicated teams at Bowers & Wilkins®, Denon®, Polk Audio®, HEOS®, Marantz®, Definitive Technology, Classé® and Boston Acoustics® to Masimo.”
“While we continue to identify growth opportunities by leveraging the strengths and resources from both companies, we want to express our continued commitment to our loyal customers who rely on the Sound United brands to continue driving their businesses with best-in-class solutions and forward-thinking innovation,” said Kevin Duffy, CEO of Sound United. “With our track record of industry-first innovation, superior manufacturing, and a global distribution network, we are confident that Sound United is the ideal partner for Masimo as they transform and enrich the consumer healthcare experience.”
Financial guidance associated with the Sound United acquisition will be provided during Masimo’s first quarter earnings release on Tuesday May 3, 2022.

@Masimo | #Masimo

About Masimo
Masimo (Nasdaq: MASI) is a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies, including innovative measurements, sensors, patient monitors, and automation and connectivity solutions. Our mission is to improve patient outcomes and reduce the cost of care. Masimo SET® Measure-through Motion and Low Perfusion™ pulse oximetry, introduced in 1995, has been shown in over 100 independent and objective studies to outperform other pulse oximetry technologies. Masimo SET® has also been shown to help clinicians reduce severe retinopathy of prematurity in neonates, improve CCHD screening in newborns, and, when used for continuous monitoring with Masimo Patient SafetyNet™ in post-surgical wards, reduce rapid response team activations, ICU transfers, and costs. Masimo SET® is estimated to be used on more than 200 million patients in leading hospitals and other healthcare settings around the world, and is the primary pulse oximetry at 9 of the top 10 hospitals as ranked in the 2021-22 U.S. News and World Report Best Hospitals Honor Roll. Masimo continues to refine SET® and in 2018, announced that SpO2 accuracy on RD SET® sensors during conditions of motion has been significantly improved, providing clinicians with even greater confidence that the SpO2 values they rely on accurately reflect a patient’s physiological status. In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (PVi®), RPVi™ (rainbow® PVi), and Oxygen Reserve Index (ORi™). In 2013, Masimo introduced the Root® Patient Monitoring and Connectivity Platform, built from the ground up to be as flexible and expandable as possible to facilitate the addition of other Masimo and third-party monitoring technologies; key Masimo additions include Next Generation SedLine® Brain Function Monitoring, O3® Regional Oximetry, and ISA™ Capnography with NomoLine® sampling lines. Masimo’s family of continuous and spot-check monitoring Pulse CO-Oximeters® includes devices designed for use in a variety of clinical and non-clinical scenarios, including tetherless, wearable technology, such as Radius-7® and Radius PPG™, portable devices like Rad-67®, fingertip pulse oximeters like MightySat® Rx, and devices available for use both in the hospital and at home, such as Rad-97®. Masimo hospital automation and connectivity solutions are centered around the Masimo Hospital Automation™ platform, and include Iris® Gateway, iSirona™, Patient SafetyNet, Replica®, Halo ION™, UniView®, UniView :60™, and Masimo SafetyNet™. Additional information about Masimo and its products may be found at www.masimo.com. Published clinical studies on Masimo products can be found at www.masimo.com/evidence/featured-studies/feature/.
ORi and RPVi have not received FDA 510(k) clearance and are not available for sale in the United States. The use of the trademark Patient SafetyNet is under license from University HealthSystem Consortium.
About Sound United
Sound United, a Masimo company, was founded in 2012 with a simple mission – to bring joy to the world through sound. Today, we are one of the world’s largest portfolio audio companies and home to several legendary audio brands—Denon®, Marantz®, Bowers and Wilkins®, Polk Audio®, Classé®, Definitive Technology, HEOS, and Boston Acoustics®. Each brand boasts its own philosophy and unique approach to bringing home entertainment to life.
With centuries of collective experience, Sound United oversees the design and manufacture of a diverse array of premium audio products, including loudspeakers, sound bars, AV receivers, wireless speakers, amplifiers, turntables, and headphones. We create distinct and memorable listening experiences for a wide range of consumers in more than 130 countries. For more information on Sound United and our mission, please visit www.soundunited.com.
To learn more about Sound United and its brands, visit www.soundunited.com.
Forward-Looking Statements
This press release includes forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about future events affecting us and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond our control and could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements as a result of various risk factors, including, but not limited to: risks related to our acquisition of Sound United; risks related to our assumptions regarding the repeatability of clinical results; risks related to our belief that Masimo’s unique noninvasive measurement technologies, contribute to positive clinical outcomes and patient safety; risks that the researchers’ conclusions and findings may be inaccurate; risks related to our belief that Masimo noninvasive medical breakthroughs provide cost-effective solutions and unique advantages; risks related to COVID-19; as well as other factors discussed in the “Risk Factors” section of our most recent reports filed with the Securities and Exchange Commission (“SEC”), which may be obtained for free at the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. We do not undertake any obligation to update, amend or clarify these statements or the “Risk Factors” contained in our most recent reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.

Media Contacts:

Masimo
Evan Lamb
(949) 396-3376
elamb@masimo.com

Sound United
Matt Whewell
Matt.whewell@soundunited.com